EXHIBIT 99

FROM:       BALLY TOTAL FITNESS CORPORATION
            8700 West Bryn Mawr, 2nd Floor
            Chicago, Illinois  60631

            THE MWW GROUP
            Public Relations - Tel. (201) 507-9500
            Contact:  Pete Holmberg - Email: pholmberg@mww.com

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                                                           FOR IMMEDIATE RELEASE


           BALLY TOTAL FITNESS ANNOUNCES EXTENSION OF ITS $160 MILLION
                             SECURITIZATION FACILITY

     Chicago, IL, April 30, 1999 -- Bally Total Fitness Holding Corporation (NYSE: BFT) announced today that it successfully extended the initial maturity of its $160 million securitization facility. As a result, the revolving period of the facility has been extended to July 2001, while other features remain unchanged, including the fixed coupon rate of 8.43%. Chase Securities Inc. acted as agent for Bally in connection with this transaction.

     Bally Total Fitness is the largest, and only nationwide, commercial operator of fitness centers, with approximately four million members and 335 facilities located in 27 states and Canada.

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